Exhibit 2.1

[Certain portions of this exhibit have been redacted as they are both not material and are of the type of information that the Company treats as private or confidential. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.]

SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of November 17, 2015 (the “Effective Date”).

AMONG:

WOLFEYE RESOURCE CORP., a corporation existing under the laws of the Province of British Columbia, having an office at 459 – 409 Granville Street, Vancouver, BC V6C 1T2

(“Wolfeye”)

AND:

BIONOMICS DIAGNOSTICS INC., a corporation existing under the laws of the Province of British Columbia, having an office at 1000 - 595 Burrard Street, Vancouver, BC V7X 1S8

(“BDI”)

AND:

All holders of shares in BDI as set out herein at Schedule “A”

(collectively, the “BDI Shareholders”)

WHEREAS:

A.	The BDI Shareholders are collectively the legal and beneficial owners of all of the issued and outstanding common shares in the capital of BDI (the “BDI Shares”);

B.	Wolfeye has agreed to purchase all of the outstanding BDI Shares (the “Acquisition”) on the terms and conditions set forth in this Agreement; and

C.	The BDI Shareholders have agreed to the Acquisition.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do covenant and agree each with the other as follows:

1.	Definitions and Schedules

1.1	Definitions:

(a)	“Acquisition” has the meaning assigned to that term in Recital B;

(b)	“Agreement” means this agreement and any Schedules attached hereto;

(c)	“Applicable Laws” means all applicable rules, policies, notices, orders and legislation of any kind whatsoever of any governmental authority, regulatory body or stock exchange having jurisdiction over the transactions contemplated hereby;

(d)	“Assets” means all properties, assets, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description, which are belonging to or usually or ordinarily used in the Business, as a going concern, or to which BDI is entitled in connection with the Business, including without limitation:

(i)	the Books and Records;

(ii)	the Material Contracts;

(iii)	the Goodwill;

(iv)	the Intangible Property;

(v)	the License; and

(vi)	the Owned Equipment;

(e)	“BCBCA” means the Business Corporations Act (British Columbia), as amended from time to time;

(f)	“BDI” has the meaning ascribed to that term on the face page of this Agreement;

(g)	“BDI Approvals” means all necessary approvals and consents required to be obtained by BDI in connection with the transactions contemplated by this Agreement;

(h)	“BDI Financial Statements” means the audited consolidated balance sheets, statements of income, retained earnings and cash flows of BDI for the period from the date of incorporation to June 30, 2015, prepared in accordance with international financial reporting standards;

(i)	“BDI Shareholder” has the meaning ascribed to that term on the face page of this Agreement;

(j)	“BDI Shareholder Consent Agreement” means the consent agreement to be entered into between Wolfeye and each BDI Shareholder and Additional BDI Shareholder, as the case may be, by the Time of Closing, the form of which is attached hereto as Schedule T;

(k)	“BDI Investigation” has the meaning assigned to that term in Section 6.1(a);

(l)	“BDI Nominees” has the meaning assigned to that term in Section 7.3;

(m)	“BDI Representatives” has the meaning assigned to that term in Section 6.1(a);

(n)	“BDI Shareholders” means the parties listed as legal and beneficial shareholders of BDI on Schedule A of this Agreement;

(o)	“BDI Shares” has the meaning assigned to that term in Recital A;

(p)	“BDI Subsidiaries” means the wholly owned Subsidiaries as set out in Schedule D;

(q)	“Board and Management Requirement” has the meaning assigned to that term in Section 4.1;

(r)	“Books and Records” means all books, records, files, documents and other written Information relating to the Business or BDI, including without limitation the following:

(i)	lists of customers, service providers and suppliers (past, present and potential);

(ii)	price lists;

(iii)	records with respect to costs, prepaids, deposits and equipment;

(iv)	advertising matter, correspondence, mailing lists, photographs, sales materials and records, purchasing materials and records;

(v)	sales order and purchase order files;

(vi)	correspondence files (including correspondence relating to discounts, rebates, deposits, tax credits, future commitments, standards of any relevant Governmental Authority, social service taxes, goods and services taxes, and claims or complaints by customers or clients); and

(vii)	other records used in or required to continue the Business as heretofore and presently being conducted by BDI;

(s)	“Boughton” means Boughton Law Corporation, legal counsel to BDI;

(t)	“Bridge Loan” means the non-refundable and non-interest bearing loan made by Wolfeye to BDI in the amount of $25,000 on May 29, 2015;

(u)	“Business” means the business of manufacturing and selling a pathogen detection system with pathogen and diseases detection capabilities;

(v)	“Closing” or “Closed” has the meaning assigned to that term in Section 11.1;

(w)	“Closing Date” has the meaning assigned to that term in Section 11.1;

(x)	“Communication” has the meaning assigned to that term in Section 16.8;

(y)	“Drop Dead Date” means January 29, 2015, or such other date as the parties may mutually approve in writing;

(z)	“Effective Date” has the meaning ascribed to that term on the first page hereof;

(aa)	“Employment Agreement” has the meaning ascribed to that term in Section 4.3;

(bb)	“Encumbrances” means mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, liabilities, demands and equities of any nature, including without limitation, any liability for accrued but unpaid taxes;

(cc)	“Escrow Agreement” has the meaning assigned to that term in Section 2.5;

(dd)	“Escrow Requirement” has the meaning assigned to that term in Section 2.5;

(ee)	“Escrow Shares” has the meaning assigned to that term in Section 2.5;

(ff)	“Exchange” or “TSX-V” means the TSX Venture Exchange;

(gg)	“Exemptions” has the meaning ascribed thereto in Section 2.10(a);

(hh)	“Filing Statement” means the filing statement prepared in connection with the Acquisition, or such other prospectus-level disclosure document as is required or permitted by the Exchange to be filed in connection with the Acquisition;

(ii)	“Financing” means the equity financing to be conducted by Wolfeye, to raise aggregate gross proceeds of not less than $2,000,000 through the issuance of Wolfeye Units (each Wolfeye Unit consisting of one Wolfeye Common Share and one Wolfeye Warrant) at a price of $0.25 per Wolfeye Unit;

(jj)	“Goodwill” means the goodwill of BDI including, without limitation, all customer lists, documents, records, correspondence and other Information related to the Business;

(kk)	“Government Authority” means any foreign, national, provincial, local or state government, any political subdivision or any governmental, judicial, public or statutory instrumentality, court, tribunal, agency (including those pertaining to health, safety or the environment), authority, body or entity, or other regulatory bureau, authority, body or entity having legal jurisdiction over the activity or Person in question and, for greater certainty, includes the Exchange and the applicable Securities Commissions;

(ll)	“Intangible Property” means all right, title and interest of BDI in and to all registered and unregistered trademarks, trade or brand names, copyrights, designs, inventions, patents, software, licenses, distribution agreements, authorities, restrictive covenants, and other rights used in connection with the Business;

(mm)	“ITA” means the Income Tax Act (Canada);

(nn)	“License” means the limited exclusive patent license agreement between Lawrence Livermore National Security, LLC and BDI with respect to the license of certain patents and patent applications;

(oo)	“Listing” has the meaning assigned to that term in paragraph 4 of Schedule F;

(pp)	“LOI” means the letter of intent between Wolfeye and BDI dated May 29, 2015 as amended July 2, 2015;

(qq)	“Material Contracts” means contracts, agreements and other material documents of a Person of any kind whatsoever including, without limitation, lease agreements, license agreements, assignment agreements, operating agreements, joint venture agreements, acquisition and disposition agreements, employment agreements, shareholder or voting agreements, share purchase or sale agreements, bank and financial institution loans, promissory notes, debenture, general security, subordination and priority agreements that are material to such Person’s business;

(rr)	“McMillan” means McMillan LLP, legal counsel to Wolfeye;

(ss)	“Name Change” has the meaning assigned to that term in Section 5.1;

(tt)	“Old Documents” has the meaning assigned to that term in Section 11.2(a)(iii);

(uu)	“Owned Equipment” means all equipment, computer equipment, production equipment, office equipment, furniture, furnishings and tools of any kind owned by BDI and used or held for use in connection with the Business and any warranties of manufacturers and maintenance in relation to the foregoing, a complete and accurate list of which is attached as Schedule L;

(vv)	“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or association, or a governmental entity (or any department, agency, or political subdivision thereof);

(ww)	“Personal Information” has the meaning assigned to that term in Section 15.3;

(xx)	“Purchase Price” has the meaning assigned to that term in Section 2.1;

(yy)	“Regulatory Approval” means all approvals, consents, waivers, permits, orders or exemptions from any Government Authority having jurisdiction or authority over any party hereto which are required to be obtained in order to permit the Acquisition to be effected, including, without limitation, approval of the Exchange and the applicable Securities Commissions;

(zz)	“Representative” has the meaning assigned to that term in Section 13.1;

(aaa)	“Securities Act” means the British Columbia Securities Act, R.S.B.C. 1996, c.418, as amended and the current rules and regulations thereunder, and the blanket rulings, orders and instruments issued by the British Columbia Securities Commission;

(bbb)	“Security” or “Securities” means any shares, ownership interests, stock options, stock option plans, employee share ownership plans, warrants, convertible notes or debentures, agreements, documents, instruments or other writings of any kind whatsoever which constitute a “security” as that term is defined in the Securities Act;

(ccc)	“Securities Commissions” means collectively the British Columbia Securities Commission and such other commissions as may hold jurisdiction over the transactions contemplated herein;

(ddd)	“Securities Laws” means the securities legislation having application, the regulations and rules thereunder and all administrative policy statements, instruments, blanket orders, notices, directions and rulings issued or adopted by the applicable securities regulatory authority, all as amended;

(eee)	“Subsidiary” means a subsidiary within the meaning of Section 2(2) of the BCBCA and “Subsidiaries” means more than one Subsidiary;

(fff)	“Tax” or “Taxes” means all taxes and other governmental charges of any kind whatsoever including without limitation, all federal, state, municipal or other governmental imposed income tax, capital tax, capital gains tax, transfer tax, value-added tax, sales tax, social services, health, payroll and employment taxes, duty, customs, or import duties and any penalty charges or interest in respect of the forgoing;

(ggg)	“Third Party” means any partnership, corporation, trust, unincorporated organization, union, government, governmental department or agency, individual or any heir, executor, administrator or other legal representative of an individual other than a party to this Agreement;

(hhh)	“Time of Closing” has the meaning assigned to that term in Section 11.1; “Wolfeye Approvals” means all necessary approvals and consents required to be obtained by Wolfeye in connection with the transactions contemplated by this Agreement;

(iii)	“U.S. Person” means a U.S. person as defined in Rule 902(k) of Regulation S under the U.S. Securities Act;

(jjj)	“U.S. Placee” means any (i) is a U.S. Person, (ii) any person who receives or received an offer of the Wolfeye Payment Shares or Additional Wolfeye Payment Shares while in the United States; (iii) any person acquiring the Wolfeye Payment Shares or Additional Wolfeye Payment Shares for the account or benefit of any U.S. Person or any person in the United States, or (iv) any person who is or was in the United States at the time when such person executed this Share Exchange Agreement;

(kkk)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(lll)	“Wolfeye Common Shares” means common shares in the capital of Wolfeye;

(mmm)	“Wolfeye Disclosure Documents” has the meaning assigned to that term in paragraph 9 of Schedule F;

(nnn)	“Wolfeye Financial Statements” has the meaning assigned to that term in paragraph 16 of Schedule F;

(ooo)	“Wolfeye Investigation” has the meaning assigned to that term in Section 6.2(a);

(ppp)	“Wolfeye Nominees” has the meaning assigned to that term in Section 7.3;

(qqq)	“Wolfeye’s Representatives” has the meaning assigned to that term in Section 6.2(a);

(rrr)	“Wolfeye Resignations” has the meaning assigned to that term in Section 4.2;

(sss)	“Wolfeye Payment Shares” means the Wolfeye Common Shares to be issued to the BDI Shareholders and Additional BDI Shareholders, if any, under the terms and conditions of this Agreement;

(ttt)	“Wolfeye Unit” means a Wolfeye Common Share and a Wolfeye Warrant sold together in the Financing; and

(uuu)	“Wolfeye Warrant” means a common share purchase warrant which entitles the holder thereof to purchase one Wolfeye Common Share for a period of 2 years from the Closing Date at a price of $0.25 per Wolfeye Common Share.

1.2	Schedules:

The following schedules are attached to and form part of this Agreement:

Schedule	Title

A	BDI Authorized and Issued Securities

B	Wolfeye Authorized and Issued Securities

C	License

D	Subsidiaries

E	Representations and Warranties of BDI

F	Representations and Warranties of Wolfeye

G	Representations and Warranties of the BDI Shareholders

H	BDI Material Contracts

I	Wolfeye Material Contracts

J	Intentionally Deleted

K	BDI Intangible Property

L	Owned Equipment

M	Management Incentive Milestones

N	Employment Agreement

O	List of Encumbrances

P	Litigation

Q	Insurance Policies

R	List of Employees

S	U.S. Representation Letter for U.S. Placees

T	BDI Shareholder Consent Agreement

2.	Purchase and Sale

2.1	Subject to the terms and conditions of this Agreement, each of the BDI Shareholders agrees to sell all of their ownership interest in and to the BDI Shares, as described in Schedule A, to Wolfeye free and clear of all Encumbrances and Wolfeye agrees to purchase all of the BDI Shares for an aggregate purchase price of $4,250,000 (the “Purchase Price”), subject to section 2.3 below.

2.2	The Purchase Price shall be satisfied by Wolfeye issuing pro rata to the BDI Shareholders 17,000,000 Wolfeye Payment Shares at a deemed price of $0.25 per share on Closing as more particularly set out in Schedule B. The Parties acknowledge and agree that the fair market value of the Wolfeye Payment Shares issued to the BDI Shareholders in exchange for the BDI Shares will be equal to the fair market value of the BDI Shares surrendered in exchange therefor, and such Wolfeye Payment Shares represent the sole consideration received by such BDI Shareholder in exchange for the BDI Shares. The Wolfeye Payment Shares will be issued to the BDI Shareholders on a pro rata basis based on the number of BDI Shares owned by each BDI Shareholder immediately before Closing.

2.3	The Parties acknowledge that prior to Closing, BDI may complete an equity financing of common shares in the capital of BDI at a price of $0.10 per share for an aggregate of up to $300,000 in proceeds (the “BDI Financing”). Wolfeye agrees to issue up to an additional 3,000,000 Wolfeye Payment Shares (the “Additional Wolfeye Payment Shares”) to shareholders that purchase BDI Shares in the BDI Financing (the “Additional BDI Shareholders”) on a pro rata basis, provided that each such shareholder executes and delivers the BDI Shareholder Consent Agreement prior to Closing. For greater certainty, the Additional Wolfeye Payment Shares will be issued to the Additional BDI Shareholders at an exchange ratio of 1:1. The Parties further agree that the Purchase Price will be adjusted to reflect the issuance of the Additional Wolfeye Payment Shares, if any.

2.4	Any Wolfeye Payment Shares received by a “Principal”, as defined in the Exchange Policy 1.1, and certain other Wolfeye Payment Shares as may be required by the Exchange (“Escrow Shares”), will be subject to escrow conditions prescribed by the Exchange pursuant to the terms of an agreement (the “Escrow Agreement”) to be entered into among Wolfeye, the holders of Escrow Shares and Computershare Investor Services Inc.

2.5	Each BDI Shareholder, if any, who receives Escrow Shares acknowledges and agrees that his, her or its respective Wolfeye Payment Shares will be subject to escrow under the rules and policies imposed by the Exchange, to be held in escrow and to be released to such BDI Shareholder or its designated nominees in stages based on the passage of time (the “Escrow Requirement”). Each BDI Shareholder acknowledges and agrees that it or its designated nominees will abide by whatever Escrow Requirement is imposed by the Exchange and prior to the Closing Date will (i) enter into the form of escrow agreement required by the Exchange and (ii) deposit in escrow their respective Escrow Shares.

2.6	Wolfeye agrees that any BDI Shareholder that wishes to jointly elect with Wolfeye under subsection 85(1) of the ITA in respect of the Acquisition in the prescribed form and within the time as prescribed by the ITA, may do so, and the amount to be jointly elected by such BDI Shareholder and Wolfeye may be determined by such BDI Shareholder, acting reasonably and in compliance with the provisions of the ITA, provided that such BDI Shareholder will reimburse Wolfeye in respect of any reasonable professional fees incurred by Wolfeye in respect of the filing of such elections.

2.7	Prior to the release of any of Wolfeye’s Shares to any BDI Shareholder not resident in Canada, such BDI Shareholder not resident in Canada will provide Wolfeye with a clearance certificate under §116 of the ITA, or such security in lieu of the same as Wolfeye may agree.

2.8	All outstanding options to purchase any Wolfeye Common Shares will be cancelled prior to Closing, and at Closing new options will be issued in amounts and at exercises prices to be determined at the discretion of the board of directors of Wolfeye having regard to the policies of the Exchange.

2.9	Wolfeye does not assume and shall not be liable for any taxes under the ITA or any other taxes whatsoever which may be or become payable by BDI Shareholders including, without limiting the generality of the foregoing, any taxes resulting from or arising as a consequence of the sale by BDI Shareholders to Wolfeye of the BDI Shares herein contemplated, and BDI Shareholders shall indemnify and save harmless Wolfeye from and against all such taxes.

2.10	Each BDI Shareholder hereby acknowledges and agrees with Wolfeye as follows:

(a)	the transfer of the BDI Shares and the issuance of the Wolfeye Payment Shares in exchange therefor will be made pursuant to appropriate exemptions (the “Exemptions”) from the formal takeover bid and registration and prospectus (or equivalent) requirements of the Securities Laws;

(b)	as a consequence of acquiring the Wolfeye Payment Shares pursuant to the Exemptions:

(i)	the BDI Shareholder will be restricted from using certain of the civil remedies available under the Securities Laws;

(ii)	the BDI Shareholder may not receive Information that might otherwise be required to be provided to the BDI Shareholders, and Wolfeye is relieved from certain obligations that would otherwise apply under Securities Laws if the Exemptions were not being relied upon by Wolfeye;

(iii)	no securities commission, stock exchange or similar regulatory authority has reviewed or passed on the merits of an investment in the Wolfeye Payment Shares;

(iv)	there is no government or other insurance covering the Wolfeye Payment Shares; and

(v)	an investment in the Wolfeye Payment Shares is speculative and of high risk;

(c)	the certificates representing the Wolfeye Payment Shares will bear such legends as required by Securities Laws and the policies of the Exchange and it is the responsibility of the BDI Shareholder to find out what those restrictions are and to comply with them before selling the Wolfeye Payment Shares; and

(d)	the BDI Shareholder is knowledgeable of, or has been independently advised as to, the Applicable Laws of that jurisdiction which apply to the sale of the BDI Shares and the issuance of the Wolfeye Payment Shares and which may impose restrictions on the resale of such Wolfeye Payment Shares in that jurisdiction and it is the responsibility of the BDI Shareholder to find out what those resale restrictions are, and to comply with them before selling the Wolfeye Payment Shares.

3.	Concurrent Financing

3.1	Wolfeye will arrange for the Financing. The Financing will be completed by way of the issuance by Wolfeye of Wolfeye Common Shares at a price of $0.25 per Wolfeye Common Share and Share Purchase Warrants of Wolfeye to purchase an additional share of Wolfeye at a price of $0.25 per share for a period of 2 years from the Closing Date.

3.2	The Financing shall close as soon as is practical and will be for gross proceeds of not less than $2,000,000.

3.3	BDI, the BDI Shareholders and Wolfeye shall cooperate to provide the agent for the Financing (if any), and their respective legal counsel and professional advisors with all documents, Information and commercially reasonable assistance required to prepare the necessary private placement offering documents and conduct the necessary marketing and due diligence for the Financing.

4.	Director and Officer Appointments

4.1	On the Closing, provided such persons meet all necessary legal and regulatory requirements and are willing and able to act in the positions shown below, the directors and officers of Wolfeye shall consist of the following persons (the “Board and Management Requirement”) and Wolfeye shall take all necessary steps to obtain resignations of existing directors and officers in order for these appointments to be effective on Closing:

Jack Regan	Director, President and CEO
Dr. Robin Atlas	Director
William Galine	Director
Daryl Rebeck	Director
Jim Hutchens	Director

On Closing, the Board of Directors shall consist of five members, four to be nominated by BDI and one to be nominated by Wolfeye.

4.2	At the Closing, Wolfeye shall deliver resignations (the “Wolfeye Resignations”) of those directors and officers of Wolfeye who are either not continuing with Wolfeye or are continuing in a different capacity or role, such resignations to include waivers in respect of any liabilities of Wolfeye to them in a form acceptable to BDI, acting reasonably.

4.3	At the Closing, Wolfeye and BDI will enter into an employment agreement with Jack Regan in relation to his position as Chief Executive Officer (the “Employment Agreement”) .

5.	Other Terms and Conditions

5.1	Wolfeye agrees to take all necessary steps to change its name to “Bionomics Diagnostics Inc.” or such other name as BDI and Wolfeye may mutually agree and which is acceptable to the Exchange and the registrar of companies for British Columbia (the “Name Change”) to be effective on the Closing Date.

5.2	The Board of Directors of Wolfeye shall have approved the Acquisition and shall be authorized to enter into each of the LOI and this Definitive Agreement prior to execution of this Agreement;

5.3	The Board of Directors of BDI shall have approved the Acquisition and shall be authorized to enter into each of the LOI and this Definitive Agreement prior to execution of this Agreement;

5.4	The Shareholders of Wolfeye shall have approved the Acquisition and related transactions prior to execution of this Agreement;

5.5	The Shareholders of BDI shall have approved the Acquisition and related transactions prior to the execution of this Agreement;

5.6	Each of Wolfeye and BDI shall have completed their respective due diligence reviews.

5.7	The parties hereto agree that after the Closing, Wolfeye and BDI (which will be a subsidiary of Wolfeye upon Closing) will amalgamate and form one corporation under the provisions of the BCBCA (“Amalco”) pursuant to which:

(a)	all of the property and assets of each of Wolfeye and BDI will become the property of Amalco; and

(b)	all of the liabilities of each of Wolfeye and BDI will become the liabilities of Amalco.

6.	Covenants, Agreements and Acknowledgements

6.1	Wolfeye covenants and agrees with BDI that from and including the Effective Date through to and including the Closing Date it shall:

(a)	permit BDI, through its directors, officers, employees and authorized agents and representatives (collectively the “BDI Representatives”) at BDI’s own cost, full access during normal business hours to Wolfeye’s books, records and property including, without limitation, all of the assets, material contracts and minute books of Wolfeye, and any Information relating to Wolfeye’s directors or officers, so as to permit BDI to make such investigation (the “BDI Investigation”) of Wolfeye as BDI deems necessary;

(b)	use its reasonable commercial efforts to complete the Wolfeye Investigation (as such term is defined in Section 6.2(a)) within 30 days of the date that the Wolfeye Representatives (as such term is defined in Section 6.2(a)) receive all required due diligence materials in order to complete the Wolfeye Investigation;

(c)	with the cooperation of BDI and the BDI Shareholders, use commercially reasonable efforts to obtain Regulatory Approval for this Agreement and the transactions contemplated hereunder as soon as reasonably possible following receipt of any materials required from BDI pursuant to Section 6.2(a), which efforts will include, among other things:

(i)	producing and filing with the Exchange the Filing Statement or such other form as is required or permitted by the Exchange in respect of the Acquisition, with the assistance of BDI;

(ii)	producing and filing with the Exchange and the applicable Securities Commissions the disclosure document for the Financing in the form required by applicable Securities Law along with producing the applicable closing documents for the Financing; and

(iii)	obtaining the Exchange’s acceptance of the Financing;

and the parties acknowledge and agree that Wolfeye will be responsible for the costs associated with the items enumerated in paragraph 6.1(b);

(d)	from and including the Effective Date through to and including the Time of Closing, do all such acts and things necessary to ensure that all of the representations and warranties of Wolfeye remain true and correct and not do any such act or thing that would render any representation or warranty of Wolfeye untrue or incorrect;

(e)	preserve and protect the Listing;

(f)	not solicit or negotiate with any other Person in respect of any offer to buy, or offer to agree to sell, or sell or issue, any of its assets or unissued shares in its capital or any interest therein and shall not merge or enter into a business combination with or solicit or negotiate any offer to merge or enter into a business combination with or into any corporation or entity other than BDI and in connection with the Financing;

(g)	use reasonable commercial efforts to obtain all Wolfeye Approvals, any consents and waivers and give all notices, which are required prior to Closing;

(h)	execute all undertakings and comply with all requirements of the applicable Securities Laws, the Exchange, the Securities Commissions and any other Persons or governmental or regulatory authorities, which may be necessary or reasonable to obtain the necessary Wolfeye Approvals and Regulatory Approval under Applicable Laws and Exchange requirements to the transactions contemplated hereby;

(i)	execute and do all such further deeds, acts, things and assurances as may be reasonably required to complete the transactions contemplated herein;

(j)	not incur or commit to incur any debt other than in the ordinary course of business and for professional fees in connection with the transactions contemplated by this Agreement;

(k)	not make any expenditures out of the ordinary course of business, other than as contemplated herein;

(l)	not declare or pay any dividends or distribute any of its properties or assets to shareholders;

(m)	not enter into or amend or terminate any Material Contracts out of the ordinary course of business, other than in connection with this Agreement or the Financing;

(n)	not alter or amend its articles or by-laws;

(o)	not redeem, purchase or offer to purchase any of its common shares or other securities; and

(p)	not acquire, directly or indirectly, any assets, including but not limited to securities of other companies, other than as contemplated herein.

6.2	BDI covenants and agrees with Wolfeye that from and including the Effective Date through to and including the Closing Date it shall:

(a)	permit Wolfeye, and their authorized agents and representatives (collectively “Wolfeye’s Representatives”), at Wolfeye’s own cost, full access during normal business hours to BDI’ books, records and property including, without limitation, all of the Assets, material contracts and minute books of BDI and any Information relating to BDI and the BDI Subsidiaries’ directors, officers and shareholders, so as to permit Wolfeye’s Representatives to make such investigation (the “Wolfeye Investigation”) of BDI as Wolfeye deems necessary;

(b)	use its reasonable commercial efforts to complete the BDI Investigation within 30 days of the date that the BDI Representatives receive all required due diligence materials in order to complete the BDI Investigation;

(c)	use its reasonable commercial efforts to provide to Wolfeye, at the request of Wolfeye as soon as available, all such further Information, documents, instruments and materials and do all such acts and things as may be required by Wolfeye to obtain Regulatory Approval including, but not limited to, providing to Wolfeye:

(i)	the BDI Financial Statements in a form acceptable to the Exchange in connection with the Acquisition;

(ii)	a valuation of the Assets of BDI in a form acceptable to the Exchange in connection with the Acquisition, if such valuation is requested by the Exchange or it is mutually determined by BDI and Wolfeye that it would be beneficially to provide such valuation to the Exchange; and

(iii)	for each director, senior officer or major shareholder who will hold more than 10% of the Wolfeye Common Shares on Closing, a fully completed and properly executed personal Information form in the form required by the Exchange;

(d)	from and including the Effective Date through to and including the Time of Closing, do all such acts and things necessary to ensure that all of the representations and warranties of BDI remains true and correct and not do any such act or thing that would render any representation or warranty of BDI untrue or incorrect except as contemplated by this Agreement;

(e)	preserve and protect the Assets,

(f)	use its reasonable commercial efforts to ensure that the terms of any sale of BDI Shares by any BDI Shareholder undertaken prior to Closing be approved by Wolfeye, acting reasonably;

(g)	not solicit or negotiate with any other Person in respect of any participation interest or agreement in relation to the Assets, offer to buy, or offer to agree to sell, or sell any Assets or other assets of BDI or the BDI Subsidiaries or any interest therein or issue any shares in the capital of BDI or the BDI Subsidiaries or other securities and shall not allow BDI or the BDI Subsidiaries to merge or enter into a business combination with or solicit or negotiate any offer to merge or enter into a business combination with or into any corporation or entity other than Wolfeye;

(h)	use its reasonable commercial efforts to obtain all BDI Approvals, any consents and waivers and give all notices which are required prior to Closing;

(i)	execute all undertakings and comply with all requirements of the applicable securities laws, the Exchange, the Securities Commissions and any other Persons or governmental or regulatory authorities, which may be necessary or reasonable to obtain the necessary BDI Approvals and Regulatory Approvals under Applicable Laws and Exchange requirements to the transactions contemplated hereby;

(j)	execute and do all such further deeds, acts, things and assurances as may be reasonably required to complete the transactions contemplated herein;

(k)	not allow BDI to incur or commit to incur any additional debt out of the ordinary course of business and professional fees incurred with respect to this Agreement, except with the prior consent of Wolfeye;

(l)	not allow BDI to make any material expenditures out of the ordinary course of business, other than as contemplated herein;

(m)	not allow BDI to declare or pay any dividends or distribute any of its properties or Assets to its shareholders;

(n)	not allow BDI to enter into any Material Contracts out of the ordinary course of business and shall not enter into or amend or terminate any Material Contracts in relation to the Assets;

(o)	not allow BDI to alter or amend its articles or by-laws;

(p)	not allow BDI to sell, pledge, lease, dispose of, grant any interest in, encumber or agree to sell, pledge, lease, dispose of, grant any interest in or encumber the Assets or any of its other assets; and

(q)	not allow BDI to acquire, directly or indirectly, any assets, including but not limited to securities of other companies, other than as contemplated herein.

6.3	Each of the BDI Shareholders severally covenants and agrees with Wolfeye that, prior to the Closing, such BDI Shareholder, as the case may be, shall:

(a)	from and including the Effective Date through to and including the Time of Closing, not enter into any agreement for the sale, option, transfer, encumbrance or other disposition of all or any part of its BDI Shares;

(b)	from and including the Effective Date through to and including the Time of Closing, do all such acts and things necessary to ensure that all of its representations and warranties remain true and correct and not do any such act or thing that would render any of their representations or warranty untrue or incorrect except as contemplated by this Agreement;

(c)	execute all undertakings and comply with all requirements of the applicable securities laws, the Exchange and any other Persons or governmental or regulatory authorities, which may be necessary or reasonable to obtain the necessary approvals under Applicable Laws and Exchange requirements to the transactions contemplated hereby; and

(d)	execute and do all such further deeds, acts, things and assurances as may be reasonably required to complete the transactions contemplated herein.

7.	Conditions Precedent

7.1	The respective obligations of the parties hereto to complete the transactions contemplated by this Agreement will be subject to the satisfaction of the following conditions, any of which may be waived by any party hereto in whole or in part without prejudice to such party’s right to rely on any other of them:

(a)	the concurrent Financing will have been completed;

(b)	all other required Regulatory Approvals and other third-party approvals, including, without limiting the generality of the foregoing, the approval of the Acquisition by the TSX-V, applicable securities laws and applicable corporate laws will have been obtained for the Acquisition and all other transactions contemplated by this Agreement;

(c)	as of the Time of Closing, Wolfeye will meet the minimum listing requirements of the Exchange for a Tier 2 industrial issuer;

(d)	if sponsorship is required in respect of the Acquisition, then the agent for the Financing, or such other sponsor as is acceptable to the Exchange, will have consented in writing to act as sponsor to the Acquisition;

(e)	there will have been no material adverse change in the business, affairs, financial condition or operations of Wolfeye between the date of the Wolfeye Financial Statements and the Closing;

(f)	there will have been no material adverse change in the business, affairs, financial condition or operations of BDI between the date of the BDI Financial Statements and the Closing; and

(g)	there will not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement, including, without limitation, the Acquisition; and all consents, orders and approvals required or necessary or desirable for the completion of the transactions provided for in this Agreement will have been obtained or received, all on terms satisfactory to each of the parties hereto, acting reasonably.

7.2	Wolfeye’s obligations under this Agreement including, without limitation, its obligation to close the transactions contemplated under this Agreement, are subject to the fulfillment, to its satisfaction, of the following conditions that:

(a)	on or before the Time of Closing, Wolfeye will have been permitted to complete the Wolfeye Investigation to its reasonable satisfaction;

(b)	on or before the Time of Closing, BDI shall have obtained the consent of each of the BDI Shareholders;

(c)	the Board of Directors of BDI will have approved the transfer of the BDI Shares to Wolfeye;

(d)	Wolfeye, acting reasonably, shall have approved the terms of any sale of BDI Shares undertaken prior to the Closing;

(e)	on or before the Time of Closing, Wolfeye will have been permitted to complete its review of the financial condition, business, properties, title, assets and affairs of BDI and the title of the BDI Shares to its reasonable satisfaction;

(f)	there shall be no dilutive securities of BDI outstanding, except those discussed or agreed to in writing between the parties;

(g)	duly executed copies of the BDI Shareholder Consent Agreements signed by each BDI Shareholder and Additional BDI Shareholder;

(h)	BDI shall have no other Encumbrances on its Assets or incurred any other liabilities other the representations and warranties of BDI contained in Schedule E will be true and correct in all material respects at and as of the Closing;

(i)	the representation and warranties of the BDI Shareholders contained in Schedule G will be true and correct in all material respects at and as of the Closing;

(j)	all covenants, agreements and obligations hereunder on the part of BDI and the BDI Shareholders to be performed or complied with at or prior to the Closing contained herein will have been performed and complied with in all material respects;

(k)	on Closing, BDI and the BDI Shareholders will have delivered to Wolfeye the documents required to be delivered by them pursuant to Section 11.2;

(l)	BDI shall have completed and delivered a valuation of the Assets of BDI in a form acceptable to the Exchange in connection with the Acquisition, if such valuation is requested by the Exchange or it is mutually determined by BDI and Wolfeye that it would be beneficially to provide such valuation to the Exchange;

(m)	BDI shall have completed and delivered the BDI Financial Statements; and

(n)	at any time prior to and including the Time of Closing, there will not have been any adverse material change in the business or affairs of BDI or the BDI Subsidiaries.

The conditions precedent set forth above are for the exclusive benefit of Wolfeye and may be waived by it in whole or in part on or before the Time of Closing.

7.3	BDI, and the BDI Shareholders’ respective obligations under this Agreement including, without limitation, their obligations to close the transactions contemplated under this Agreement, are subject to the fulfillment, to their satisfaction, of the following conditions that:

(a)	on or before the Time of Closing, BDI will have been permitted to complete the BDI Investigation to its reasonable satisfaction;

(b)	the board of directors of Wolfeye will have approved the transactions contemplated herein;

(c)	on Closing the board of Wolfeye shall have been reconstituted to consist of four nominees of BDI (the “BDI Nominees”) and one nominee of Wolfeye (the “Wolfeye Nominees”);

(d)	Wolfeye will not have incurred any liabilities other than those reasonably incurred in connection with the transactions contemplated in this Agreement and will have spent its cash on hand at the date of this Agreement exclusively in the ordinary course of business and for the purpose of completing the Acquisition, the Financing and any other transaction contemplated hereby;

(e)	the representations and warranties of Wolfeye contained in Schedule F will be true and correct in all material respects at and as of the Closing;

(f)	all covenants, agreements and obligations hereunder on the part of Wolfeye to be performed or complied with at or prior to the Closing contained herein will have been performed and complied with in all material respects;

(g)	on Closing, Wolfeye will have delivered to BDI the documents required to be delivered by them pursuant to Section 11.3; and

(h)	at any time prior to and including the Time of Closing, there will not have been any adverse material change in the business or affairs of Wolfeye.

The conditions precedent set forth above are for the exclusive benefit of BDI and the BDI Shareholders and may be waived by BDI and the BDI Shareholders in whole or in part on or before the Time of Closing.

8.	BDI Representations and Warranties

8.1	In order to induce Wolfeye to enter into this Agreement and complete its obligations hereunder, BDI makes the representations and warranties to Wolfeye set forth in Schedule E.

8.2	The representations and warranties of BDI contained in Schedule E are true and correct as of the Effective Date and shall be true and correct at the Time of Closing as though they were made at that time.

9.	Wolfeye Representations and Warranties

9.1	In order to induce BDI and the BDI Shareholders to enter into this Agreement and complete their respective obligations hereunder, Wolfeye makes the representations and warranties to BDI and the BDI Shareholders contained in Schedule F.

9.2	The representations and warranties of Wolfeye contained in Schedule F are true and correct as of the Effective Date and shall be true and correct at the Time of Closing as though they were made at that time.

10.	BDI Shareholders’ Representations, Warranties and Acknowledgments

10.1	In order to induce Wolfeye to enter into this Agreement and complete its obligations hereunder, each of the BDI Shareholders severally makes the representations and warranties to Wolfeye set forth in Schedule G.

10.2	The representations and warranties of the BDI Shareholders contained in Schedule G are true and correct as of the Effective Date and shall be true and correct at the Time of Closing as though they were made at that time.

11.	Closing

11.1	The completion of the transactions contemplated under this Agreement shall be closed (the “Closing” or, if used in the past tense, “Closed”) at the offices of McMillan, at 11:00 a.m.(Vancouver Time) (the “Time of Closing”), on the date which is the fifth business day following the satisfaction or waiver of all conditions precedent as set out in Section 7, or such other time or day as the parties may agree upon (the “Closing Date”). In the event that the transactions contemplated under this Agreement have not closed on or before the Drop Dead Date, any one or more of Wolfeye, BDI or the BDI Shareholders may terminate this Agreement by notice in writing to the other parties to this Agreement and this Agreement shall be of no further force and effect.

11.2	At the Time of Closing on the Closing Date, BDI and the BDI Shareholders shall deliver to Wolfeye the following Closing documents:

(a)	certified true copies of any corporate authorizations which are necessary in order to authorize and approve this Agreement, BDI’s and the BDI Shareholders’ execution and delivery hereof and all of the transactions of BDI contemplated hereunder, which authorization shall include specific reference to:

(i)	the sale and transfer of all beneficial ownership in and to the BDI Shares from the BDI Shareholders to Wolfeye as provided for in this Agreement;

(ii)	the transfer of all legal title of the BDI Shares from the BDI Shareholders to Wolfeye or their designated nominees; and

(iii)	the cancellation or endorsement for transfer of the certificates, documents and agreements (the “Old Documents”) providing for and representing the outstanding BDI Shares;

(b)	the Old Documents;

(c)	duly executed copies of the Escrow Agreement signed by all Principals (as that term is defined in the policies of the Exchange) of BDI;

(d)	a certificate of an officer of BDI certifying that (i) all of BDI’s representations and warranties are true as of Closing, (ii) all of BDI’s covenants have been performed, and (iii) all of the conditions for the benefit of the BDI have been complied with or waived;

(e)	a certificate from each of the BDI Shareholders certifying that (i) all of the BDI Shareholders’ representations and warranties are true as of Closing, (ii) all of the BDI Shareholders’ covenants have been performed, and (iii) all of the conditions for the benefit of the BDI Shareholders have been complied with or waived;

(f)	a solicitor’s opinion of BDI’s counsel, in a form acceptable to Wolfeye and Wolfeye’s counsel, acting reasonably;

(g)	a certificate of an officer of BDI to certify that BDI has no other Encumbrances on its Assets or incurred any other liabilities other than as disclosed in the BDI Financial Statements;

(h)	the Employment Agreement executed by Wolfeye and Jack Regan;

(i)	if BDI and Wolfeye settle on a mutually acceptable form of closing agenda prior to the Time of Closing, then such other closing documents as are listed on that closing agenda as closing documents to be delivered by BDI;

(j)	if BDI and Wolfeye choose not to or are unable to settle on a mutually acceptable form of Closing agenda prior to the Time of Closing, then such other materials that are, in the opinion of Wolfeye, acting reasonably, required to be delivered by the BDI Shareholders, and by BDI in order for them to have met their obligations under this Agreement.

11.3	At the Time of Closing on the Closing Date, Wolfeye shall deliver to BDI the following:

(a)	certified true copies of the corporate authorizations of Wolfeye which are necessary in order to authorize and approve this Agreement, Wolfeye’s execution and delivery hereof and all of the transactions of Wolfeye contemplated hereunder, which authorization shall include specific reference to the approval of:

(i)	this Agreement and the authorization of Wolfeye’s entry hereinto;

(ii)	the purchase of the BDI Shares;

(iii)	the issuance of Wolfeye Payment Shares to the BDI Shareholders pursuant to the terms of this Agreement;

(iv)	the Financing;

(v)	receipt of and acceptance of the Wolfeye Resignations and the appointment of directors and officers as necessary to meet the Board and Management Requirement; and

(b)	certificates representing Wolfeye Payment Shares issued on Closing which are not subject to the Escrow Requirement, registered in the names of or as directed by the BDI Shareholders as provided for in Section 2.2 of this Agreement;

(c)	evidence that Regulatory Approval has been obtained for the Acquisition and Financing;

(d)	the Wolfeye Resignations;

(e)	a certificate of an officer of Wolfeye certifying that (i) all of its representations and warranties are true as of Closing, (ii) all of its covenants have been performed, and (iii) all of the conditions for the benefit of Wolfeye have been complied with or waived;

(f)	a solicitor’s opinion of Wolfeye’s counsel, in a form acceptable to BDI’s counsel, acting reasonably;

(g)	the Escrow Agreement executed by Wolfeye;

(h)	the Employment Agreement executed by Wolfeye;

(i)	if BDI and Wolfeye settle on a mutually acceptable form of closing agenda prior to the Time of Closing, then such other closing documents as are listed on that closing agenda as closing documents to be delivered by Wolfeye; and

(j)	if BDI and Wolfeye choose not to or are unable to settle on a mutually acceptable form of Closing agenda prior to the Time of Closing, then such other materials that are, in the opinion of BDI, acting reasonably, required to be delivered by Wolfeye in order for Wolfeye to have met its obligations under this Agreement.

11.4	The items tabled at Closing pursuant to Sections 11.2 and 11.3 shall be held in escrow until all of such items have been tabled and Wolfeye and the Representative (as defined in Section 13.1) have acknowledged that they are satisfied therewith, whereupon such escrow shall be terminated and the Closing shall have occurred. If such escrow is not released on or before 5:00 p.m. on the Closing Date and the Representatives do not agree to an extension of the escrow, the Closing shall not occur, and the balance of the documents tabled by each party pursuant to this Section 11.4 shall be returned to such party.

12.	Termination

12.1	This Agreement may be terminated by the mutual agreement of the parties hereto. Unless otherwise agreed in writing by the parties hereto, this Agreement shall terminate without further notice or agreement in the event that:

(a)	the Acquisition is rejected by the Exchange and all recourse and rights of appeal in respect of such rejection have been exhausted;

(b)	any condition precedent set out in Part 7 is not satisfied, released or waived on or before the Closing or such earlier date indicated therein; or

(c)	the Closing has not occurred on or before the Drop Dead Date, or such later date as may be approved by BDI, the BDI Shareholders and Wolfeye in writing, and one of the parties hereto has provided a written termination notice to the other parties hereto pursuant to Sections 12.1 and 16.8.

12.2	The parties each hereby acknowledge and agree that in the event that this Agreement is terminated or for any reason the Acquisition is not completed, the Bridge Loan is non-refundable and will be extinguished upon termination of this Agreement.

13.	Power of Attorney

13.1	BDI and each BDI Shareholder hereby irrevocably nominates, constitutes and appoints Amrit Dadwal, a BDI Shareholder, as his, her or its agent and attorney-in-fact (the “Representative”) to act on his, her or its behalf with full power and authority in his, her or its name, place and stead to:

(a)	deliver all certificates, documents and agreements representing the BDI Shares to Wolfeye;

(b)	execute and deliver a stock power or agreement to transfer the BDI Shares to Wolfeye;

(c)	execute and deliver all such further documents and instruments including, without limitation the Escrow Agreement and do all such acts and things as any party may, either before or after the Time of Closing of this Agreement, reasonably require of the other in order that the full intent and meaning of this Agreement is carried out;

(d)	give and receive Communications; and

(e)	take all actions necessary or appropriate in the judgment of the Representative for the accomplishment of the foregoing, including without limitation the right to resolve any disagreements or disputes, and to exercise such rights, power and authority as are incidental thereto;

and this power of attorney shall terminate upon the termination of this Agreement.

13.2	In the event that the Representative is unavailable to act as Representative, or becomes incapable (through death or legal incapacity) of acting as Representative, then such person as is then designated by a majority of the members of BDI’s Board of Directors, as then constituted, is authorized and directed to take such action on behalf of BDI and each BDI Shareholder and to exercise such rights, power and authority as are authorized, delegated and granted to the Representative under this Agreement.

13.3	BDI and each BDI Shareholder agrees to be bound by the actions taken by the Representative pursuant to this power of attorney in accordance with the terms hereof and hereby waives any and all defences which may be available to BDI and each BDI Shareholder to contest, negate or disaffirm the action of the Representative taken under this power of attorney.

13.4	The Representative and BDI, its directors, officers, employees, advisors and agents, shall not be liable for any act done or omitted hereunder as attorney for BDI and each BDI Shareholder. BDI and each BDI Shareholder indemnifies the Representative and holds him harmless against any loss, liability or expense arising out of, or in connection with, any actions taken pursuant to this power of attorney.

14.	Independent Legal Advice

14.1	Each of the parties to this Agreement acknowledges and agrees that McMillan has acted as counsel only to Wolfeye and that McMillan IS not protecting the rights and interests of BDI OR THE BDI SHAREHOLDERS. Wolfeye, BDI, and the BDI Shareholders acknowledge and agree that Wolfeye, BDI, AND McMillan have given them the opportunity to seek independent legal advice with respect to the subject matter of this Agreement and, further, the BDI Shareholders hereby represent and warrant to Wolfeye, BDI, AND McMillan that they have sought independent legal advice or waive such advice.

14.2	Each of the parties to this Agreement acknowledges and agrees that BOUGHTON has acted as counsel only to BDI and that BOUGHTON IS not protecting the rights and interests of WOLFEYE OR THE BDI SHAREHOLDERS. Wolfeye, BDI, and the BDI Shareholders acknowledge and agree that Wolfeye, BDI, AND BOUGHTON have given them the opportunity to seek independent legal advice with respect to the subject matter of this Agreement and, further, the BDI Shareholders hereby represent and warrant to Wolfeye, BDI, AND BOUGHTON that they have sought independent legal advice or waive such advice.

15.	Personal Information

15.1	Each BDI Shareholder acknowledges and consents to: (i) the disclosure by Wolfeye and BDI of Personal Information (hereinafter defined) concerning the BDI Shareholder to any Government Authority including, but not limited to, the Exchange and its affiliates, authorized agents, subsidiaries and divisions; and (ii) the collection, use and disclosure of Personal Information by the Exchange for the following purposes (or as otherwise identified by the Exchange, from time to time):

(a)	to conduct background checks;

(b)	to verify the Personal Information that has been provided about the BDI Shareholder , as the case may be;

(c)	to consider the suitability of the BDI Shareholder, as the case may be, as a holder of securities of Wolfeye;

(d)	to consider the eligibility of Wolfeye to continue to list on the Exchange;

(e)	to provide disclosure to market participants as the security holdings of Wolfeye’s shareholders, and their involvement with any other reporting issuers, issuers subject to a cease trade order or bankruptcy, and Information respecting penalties, sanctions or personal bankruptcies, and possible conflicts of interest with Wolfeye;

(f)	to detect and prevent fraud;

(g)	to conduct enforcement proceedings; and

(h)	to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

15.2	Each BDI Shareholder also acknowledges that: (i) the Exchange also collects additional Personal Information from other sources, including securities regulatory authorities in Canada or elsewhere, investigative law enforcement or self-regulatory organizations, and regulations service providers to ensure that the purposes set forth above can be accomplished; (ii) the Personal Information the Exchange collects may also be disclosed to the agencies and organizations referred to above or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; (iii) the Personal Information may be disclosed on the Exchange’s website or through printed materials published by or pursuant to the direction of the Exchange; and (iv) the Exchange may from time to time use third parties to process Information and provide other administrative services, and may share the Information with such providers.

15.3	Herein, “Personal Information” means any Information about a BDI Shareholder required to be disclosed to any Government Authority, whether pursuant to a prescribed form or pursuant to a request made by a Government Authority.

15.4	Each BDI Shareholder acknowledges and consents to: (i) the fact that Wolfeye is collecting its Personal Information for the purpose of completing this Agreement; (ii) Wolfeye retaining such Personal Information for as long as permitted or required by law or business practices; (iii) the fact that Wolfeye may be required by securities laws, the rules and policies of any stock exchange or the rules of the Investment Industry Regulatory Organization of Canada to provide regulatory authorities with any Personal Information provided by the BDI Shareholder in this Agreement.

16.	General

16.1	Neither Wolfeye nor BDI will make any press release, public announcement or public statement about the transactions contemplated herein which has not been previously approved by the others, except that Wolfeye may make a press release or filing with a regulatory authority if counsel for Wolfeye advises that such press release or filing is necessary under applicable securities laws or the rules and policies of the Exchange, provided that Wolfeye will provide BDI with the opportunity to review and provide comments prior to dissemination.

16.2	Each party to this Agreement will be responsible for all of his, her or its own expenses and costs in respect of the transactions contemplated hereunder including, without limitation, expenses and costs incurred for professional advice such as legal, accounting, tax, financial and business advice, among others, finder’s fees and any personal or corporate sales taxes, income taxes and capital gains.

16.3	Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement and any waiver by the parties of this subsection or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

16.4	The Schedules to this Agreement and the recitals to this Agreement constitute a part of this Agreement. The headings in this Agreement are for reference only and do not constitute terms of the Agreement. Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate or vice versa as the context may require.

16.5	This Agreement constitutes the entire Agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein. In particular, upon the execution and delivery of this Agreement, the LOI, is hereby terminated and of no further force and effect.

16.6	The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing, reasonably require of the other in order that the full intent and meaning of this Agreement is carried out. The provisions contained in this Agreement which, by their terms, require performance by a party to this Agreement subsequent to the Closing, shall survive the Closing of this Agreement.

16.7	No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by all of the parties to this Agreement.

16.8	Any payment, notice, request, demand, election and other communication of any kind whatsoever (a “Communication”) to be given under this Agreement shall be in writing and shall be delivered by hand, e-mail or by fax to the parties at their following respective addresses:

To BDI or the BDI Shareholders:

Bionomics Diagnostics. Inc.

1000-595 Burrard Street

Vancouver, BC V7X 1S8

Attention:	Jack Regan
Email:	[Redacted]

With a copy to BDI’s counsel (which shall not constitute notice hereunder):

Boughton Law Corporation
1000 – 595 Burrard Street
Vancouver, BC
V7X 1S8

Attention:	David Toyoda
Fax:	604.683.5317
Email:	dtoyoda@boughtonlaw.com

To Wolfeye:

Wolfeye Resource Corp.

459 – 409 Granville Street,

Vancouver, BC V6C 1T2

Attention:	Yari Nieken
Fax:	604-328-0425
Email:	[Redacted]

With a copy to Wolfeye’s counsel (which shall not constitute notice hereunder):

McMillan LLP
1500 Royal Centre
P.O. Box 11117
1055 West Georgia Street
Vancouver, British Columbia, V6E 4N7

Attention:	Desmond M. Balakrishnan
Fax:	(604) 685-7084
Email:	desmond.balakrishnan@mcmillan.ca

or to such other addresses as may be given in writing by the parties hereto in the manner provided for in this subsection, and the party sending such notice should request acknowledgment of delivery and the party receiving such notice should provide such acknowledgment. Notwithstanding whether or not a request for acknowledgment has been made or replied to, whether or not delivery has occurred will be a question of fact. If a party can prove that delivery was made as provided for above, then it will constitute delivery for the purposes of this Agreement whether or not the receiving party acknowledged receipt. Each of the BDI Shareholders hereby appoints the Representative as its nominee for the purpose of receiving a Communication from Wolfeye pursuant to this Agreement.

16.9	This Agreement may not be assigned by any party hereto without the prior written consent of all of the parties hereto.

16.10	This Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and the parties hereby agree to attorn to the non-exclusive jurisdiction of the Courts of British Columbia and not to commence any form of proceedings in any other forum.

16.11	The phrase “to the knowledge of” when used to modify or describe the state of knowledge of factual or legal matters relating to a party, whether or not used with any other limiting or expansive language, shall be construed in all cases to mean “to the knowledge of the party after diligent enquiry”.

16.12	The headings in this Agreement are solely for convenience or reference and are not intended to be complete of accurate descriptions of content or to be guides to interpretation of this Agreement or any part of it.

16.13	The word “including”, when following any general statement or terms, is not to be construed as limiting the general statement or term to the specific items or matters set forth or to similar items or matters, but rather as permitting the general statement or term to refer to all other items or matters that could reasonably fall within its broadest possible scope.

16.14	All references to currency are deemed to mean lawful money of Canada and all amounts to be calculated or paid pursuant to this Agreement are to be calculated in lawful money of Canada and to be paid by certified cheque or bank draft drawn on a Canadian chartered bank payable at par in Vancouver, British Columbia.

16.15	A reference to a statute includes all regulations made thereunder, all amendments to the statute or regulation in force from time to time, and every statute or regulation that supplements or supersedes such statute or regulation.

16.16	Words importing the masculine gender include the feminine or neuter, words in the singular include the plural, a word importing a corporate entity includes an individual, and vice versa.

16.17	This Agreement may be signed by fax and in counterpart, and each copy so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF the parties have executed this Agreement as of the Effective Date first above written.

BIONOMICS DIAGNOSTICS INC.	WOLFEYE RESOURCE CORP.

Per:	Per:

/s/ Bill Galine	/s/ Daryl Rebeck
Authorized Signatory	Authorized Signatory

SIGNED, SEALED & DELIVERED by		)
JACK REGAN in the presence of:		)
)
)
Signature of Witness		)	/s/ Jack Regan
Name of Witness:	[Redacted – name]	)	JACK REGAN
Address of Witness:	[Redacted – address]	)
)
Occupation of Witness:	[Redacted – occupation]	)
)

SIGNED, SEALED & DELIVERED by		)
BILL GALINE in the presence of:		)
)
)
Signature of Witness		)	/s/ Bill Galine
Name of Witness:	[Redacted – name]	)	BILL GALINE
Address of Witness:	[Redacted – address]	)
)
Occupation of Witness:	[Redacted – occupation]	)
)

SIGNED, SEALED & DELIVERED by		)
JIM HUTCHENS in the presence of:		)
)
)
Signature of Witness		)	/s/ Jim Hutchens
Name of Witness:	[Redacted – name]	)	JIM HUTCHENS
Address of Witness:	[Redacted – address]	)
)
Occupation of Witness:	[Redacted – occupation]	)
)

SIGNED, SEALED & DELIVERED by		)
ROBIN ATLAS in the presence of:		)
)
		)	/s/ Robin Atlas
Signature of Witness		)	ROBIN ATLAS
Name of Witness:	[Redacted – name]	)
Address of Witness:	[Redacted – address]	)
)
Occupation of Witness:	[Redacted – occupation]	)
)

SIGNED, SEALED & DELIVERED by		)
CRAIG SHIMASAKI in the presence of:		)
)
)
Signature of Witness		)	/s/ Craig Shimasaki
Name of Witness:	[Redacted – name]	)	CRAIG SHIMASAKI
Address of Witness:	[Redacted – address]	)
)
Occupation of Witness:	[Redacted – occupation]	)
)

SIGNED, SEALED & DELIVERED by		)
LAUREN ATLAS in the presence of:		)
)
)
Signature of Witness		)	/s/ Lauren Atlas
Name of Witness:	[Redacted – name]	)	LAUREN ATLAS
Address of Witness:	[Redacted – address]	)
)
Occupation of Witness:	[Redacted – occupation]	)
)

SIGNED, SEALED & DELIVERED by		)
AMRIT DADWAL in the presence of:		)
)
)
Signature of Witness		)	/s/ Amrit Dadwal
Name of Witness:	[Redacted – name]	)	AMRIT DADWAL
Address of Witness:	[Redacted – address]	)
)
Occupation of Witness:	[Redacted – occupation]	)
)

SIGNED, SEALED & DELIVERED by		)
MIKE UPPAL in the presence of:		)
)
)
Signature of Witness		)	/s/ Mike Uppal
Name of Witness:	[Redacted – name]	)	MIKE UPPAL
Address of Witness:	[Redacted – address]	)
)
Occupation of Witness:	[Redacted – occupation]	)
)

SIGNED, SEALED & DELIVERED by		)
ROB SHARDA in the presence of:		)
)
)
Signature of Witness		)	/s/ Rob Sharda
Name of Witness:	[Redacted – name]	)	ROB SHARDA
Address of Witness:	[Redacted – address]	)
)
Occupation of Witness:	[Redacted – occupation]	)
)

SCHEDULE A TO THE AGREEMENT
MADE AMONG BDI, THE BDI SHAREHOLDERS
AND WOLFEYE

BDI Authorized Share Capital and Issued Securities

Class and Total Number Authorized	Total Number Issued
An unlimited number of Common Shares	17,000,000

Registered and Beneficial Ownership of Issued Securities of BDI

Registered and Beneficial Shareholder	Number of BDI Shares Beneficially Owned
Dr. Jack Regan	5,000,000
Bill Galine	1,600,000
Jim Hutchens	2,000,000
Dr. Robin Atlas	300,000
Dr. Craig Shimasaki	160,000
Lauren Atlas	300,000
Amrit Dadwal	7,500,000
Mike Uppal	70,000
Rob Sharda	70,000
Total	17,000,000

A-1

SCHEDULE B TO THE AGREEMENT
MADE AMONG BDI, THE BDI SHAREHOLDERS
AND WOLFEYE

Wolfeye Authorized Share Capital and Issued Securities

Wolfeye has one class of share capital, being common shares without par value, of which 9,170,260 are issued and outstanding as of the date of this Agreement.

As of the date of this Agreement, Wolfeye has 8,005,000 share purchase warrants outstanding, exerciseable at $0.08, of which 6,005,000 expire on June 20, 2019 and 2,000,000 expire on May 7, 2018.

As of the date of this Agreement, Wolfeye has no stock options outstanding.

Wolfeye Payment Shares to be issued on Closing

Registered and Beneficial Shareholder	Number of Wolfeye Payment Shares
Dr. Jack Regan	5,000,000
Bill Galine	1,600,000
Jim Hutchens	2,000,000
Dr. Robin Atlas	300,000
Dr. Craig Shimasaki	160,000
Lauren Atlas	300,000
Amrit Dadwal	7,500,000
Mike Uppal	70,000
Rob Sharda	70,000
Total	17,000,000

B-1

SCHEDULE C TO THE AGREEMENT
MADE AMONG BDI, THE BDI SHAREHOLDERS
AND WOLFEYE

License

C-1

SCHEDULE D TO THE AGREEMENT
MADE AMONG BDI, THE BDI SHAREHOLDERS
AND WOLFEYE

Subsidiaries

Nil.

D-1

SCHEDULE E TO THE AGREEMENT
MADE AMONG BDI, THE BDI SHAREHOLDERS
AND WOLFEYE

Representations and Warranties of BDI

BDI represents, warrants and agrees as of the date hereof and at the Time of Closing (or at such time as may be specifically set out below) that:

1.            BDI is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all necessary corporate power to own its Assets and to conduct its business as such business is now being conducted;

2.            BDI has the power, authority and capacity to enter into this Agreement and to carry out its terms and has all necessary corporate power to own its Assets and to conduct its business as such business is now being conducted;

3.            to the extent required, BDI is qualified to conduct business in the jurisdiction as necessary to perform its obligations under each of the Material Contracts, as applicable;

4.            BDI does not own or control directly or indirectly, any interest in any other corporation, association, partnership, joint venture or other business entity;

5.            the execution and delivery of this Agreement and all other related agreements or documents, and the completion of the transactions contemplated hereby, will by the Time of Closing have been duly and validly authorized by all necessary corporate acts on the part of it, and this Agreement constitutes a legal, valid and binding obligation of it;

6.            the authorized share capital of BDI is, and will be at the Time of Closing as described in Schedule A, all of which shares will be at the time of Closing validly issued, fully paid and non-assessable and are registered and beneficially owned to the Persons and in amounts described in Schedule A, and will be, as at the Time of Closing, free and clear of all Encumbrances of any kind whatsoever;

7.            the rights, privileges, restrictions and conditions attached to the BDI Shares are as set out in BDI’s constating documents and under applicable corporate legislation;

8.            there are and will be at the Time of Closing no outstanding share purchase warrants, broker options, options or other rights or other arrangements under which BDI is bound or obligated to issue additional shares in its capital or warrants, broker warrants, options or other rights to acquire shares in its capital, and to knowledge of BDI, the BDI Shares are not subject to the terms of any shareholder or voting trust agreement;

9.            BDI has not entered into any agreement, option, understanding or commitment or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment with any Third Party, for the acquisition of any portion of the Assets of BDI which has not been terminated prior to the date hereof;

10.            the Assets including all assets necessary to conduct the Business are owned and at the Time of Closing will be owned by BDI free and clear of all Encumbrances whatsoever other than as set out in Schedule O and BDI is not aware of any adverse claim or claims which may affect its ownership of the Assets;

11.            neither the execution and delivery of this Agreement, nor the completion of the transactions contemplated hereby will conflict with or result in any breach of any of the terms and provisions of, or constitute a default under, the constating documents, director or shareholder minutes of BDI, or any agreement or instrument or statute or laws to which BDI is a party or by which the Assets of BDI are bound or any order, decree, statute, regulation, covenant or restriction applicable to BDI;

12.            except as set out in Schedule P, to the knowledge of BDI, there are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of BDI) pending or threatened by or against BDI or affecting Assets at law or in equity, or before or by any federal, provincial, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign and BDI is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

13.            except as set out in Schedule P, to the knowledge of BDI, none of BDI, the Assets or the Business is in any respect infringing the right of any Person under or in respect of any patent, design, trademark, trade name, copyright or other industrial or intellectual property, and no Person has alleged to BDI a violation by BDI of such a right;

14.            except as set out in Schedule P, to the knowledge of BDI, all of the Intangible Property of BDI is described in Schedule K and is owned by unencumbered good and marketable title, subject to no pending challenge, revocation, expiry or termination, and BDI is not required to pay any royalties, fees or other similar consideration to any Person with respect to the use of the Intangible Property, except as set out in Schedule J. Except as set out in Schedule K, there are no restrictions on the ability of BDI to use and exploit all rights in the Intangible Property, all statements in all applications for registrations of the Intangible Property were true and correct as of the date of such applications, each of the trade-marks and trade names in the Intangible Property is in use and none of the rights of BDI in the Intangible Property will be affected in any way by the transactions contemplated in this Agreement. To the knowledge of BDI, there is no infringement of any Intangible Property rights by any other Person;

15.            to the knowledge of BDI, all widely available commercially available end-user business software used by BDI and any of its employees is pursuant to valid licences, and there is no unauthorized use of third-party software by BDI or its employees in the course of their employment responsibilities;

16.            all employees of BDI and consultants or other third parties engaged by BDI for the purpose of developing Intangible Property have entered into a valid and binding written agreement with BDI sufficient to vest title in BDI of all Intangible Property created by such employee in the scope of his or her employment with BDI. With respect to employees of BDI and consultants or other third parties engaged by BDI for the purpose of developing Intangible Property who have not entered into such a valid and binding written agreement with BDI, BDI has sufficient rights to vest title in BDI of all Intangible Property created by such Person in the scope of his or her employment with BDI;

17.            BDI has no contract, commitment or arrangement, whether written, oral or implied with any Person whatsoever relating to employment which contains any specific agreement as to notice of termination or severance pay in lieu thereof or which cannot be terminated without cause upon giving reasonable notice as may be implied by law without the payment of, or any liability in respect of, any bonus, damages, share of profits or penalty, and there are no policies or practices of BDI which confer benefits in the employees of BDI or result in obligations of BDI with respect to its employees, except as disclosed in Schedule R;

18.            BDI does not have a pension, stock option or stock purchase plan or a profit sharing, incentive or bonus plan or other deferred compensation plan, or an employee group insurance plan, hospitalization plan, disability plan or other employee benefit plan, program, policy or practice, formal or informal with respect to any of its employees, other than the Canada Pension Plan and other similar health plans established pursuant to statute, and BDI do not have any unfunded or unpaid liability in respect of such plan;

19.            there are no employees of BDI that BDI considers it has the right to terminate for cause, and no employee has made any claim or has any basis for any action or proceeding against BDI arising out of any statute, ordinance or regulation relating to discrimination in employment or employment practices, harassment, occupational health and safety standards or workers’ compensation;

20.            to the knowledge of BDI, no employee or consultant has made or has any basis for making any claim (whether under law, any employment or consulting agreement or otherwise) on account of or for: (a) overtime pay, other than overtime for the current payroll period; (b) wages or salary for any period other than the current payroll period; (c) any bonus, raise or other compensation or remuneration; (d) other time off, sick time or pay in lieu; or (e) any violation of any statute, ordinance, or regulation relating to minimum wages or the maximum hours of work;

21.            all Material Contracts of BDI and all amendments and extensions thereof are listed in Schedule H, a true and complete copy of which has been made available to Wolfeye. BDI is not in default or breach of its obligations under its Material Contracts and to the knowledge of BDI, there exists no state of facts which, after notice or lapse of time or both, would constitute such a default or breach, and all such contracts are now in good standing and in full force and effect without amendment thereto and BDI is entitled to all benefits thereunder. Further, there are no outstanding material disputes under any such contracts and, except for the Approvals, no consents, releases, waivers or approvals are necessary under such contracts with regard to the transactions described in this Agreement;

22.            BDI has kept and to BDI’s knowledge, has been provided with proper and consistent accounts, Books and Records of their activities, and such accounts, Books and Records are up to date and there has been no material change in any practice or policy insofar as such change might affect the valuation of assets or the recording of expenditures or receipts relating to BDI and the Business and Assets;

23.            all material data and Information relating to the Business and Assets has have been made available to Wolfeye for inspection or otherwise disclosed to Wolfeye;

24.            BDI owns and maintains and there is now in full force and effect insurance with respect to the Business and Assets sufficient for compliance with requirements of law and all agreements which BDI is a party or by which they are bound and which provides adequate insurance coverage for the Assets and the operation of the Business in accordance with prudent risk management and Schedule Q is a true and complete list of all insurance contracts or other coverage held by BDI in respect of the Business and Assets, and there are presently no pending claims under any insurance held by BDI and BDI is not in any respect material to the Business, in default with respect to any of the provisions contained in any insurance policies and has not failed to give any notice or present any claim under any insurance policy in due and timely fashion and, since obtaining such insurance, there has been no material changes in risks associated with any such insurance;

25.            at the Time of Closing, the BDI Financial Statements are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of BDI for the period then ended and the BDI Financial Statements have been prepared in accordance with international financial reporting standards applied on a consistent basis;

26.            the Books and Records of BDI disclose all material financial transactions of BDI since its incorporation, and such transactions have been fairly and accurately recorded;

27.            as of the date hereof (except as disclosed in writing to Wolfeye), and at the Time of Closing (except as disclosed in the BDI Financial Statements):

(a)            BDI is not indebted to the BDI Shareholders or any one of them, whether by way of shareholder loan, unpaid, accrued or deferred compensation or otherwise;

(b)            none of the BDI Shareholders or any other officer, director or employee of BDI is indebted or under obligation to BDI on any account whatsoever; and

(c)            BDI has not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any Person, firm or corporation of any kind whatsoever;

28.            there are no material liabilities of BDI whether direct, indirect, absolute, contingent or otherwise, which have not been disclosed in writing to Wolfeye as of the date hereof, and which are not disclosed or reflected in the BDI Financial Statements at the Time of Closing, except those incurred in the ordinary course of business of BDI, and such liabilities are recorded in BDI’s Books and Records;

29.            except as disclosed in this Agreement, since June 30, 2015, BDI has not:

(a)            declared, made or committed itself to make any payment of any dividends or any other distribution in respect of its shares or subdivided, consolidated or reclassified, or redeemed, purchased or otherwise acquired or agreed to acquire any of its shares;

(b)            issued or sold any shares in its capital or any warrants, bonds, debentures or its other corporate securities or issued, granted or delivered any right, option or other commitment for the issuance of any such securities;

(c)            mortgaged, pledged, subjected to lien, granted a security interest in or otherwise encumbered any of its Assets, whether tangible or intangible;

(d)            made any gift of money or of any of its Assets to any Person;

(e)            made any licence, sale, assignment, transfer, or disposition of its Assets; or

(f)            authorized, agreed or otherwise become committed to do any of the foregoing;

30.            BDI has filed with appropriate taxation authorities, federal, state, provincial and local, all returns, reports and declarations which are required to be filed by it and has paid all Taxes which have become due and no taxing authority is asserting or has, to the knowledge of BDI threatened to assert, or has any basis for asserting against BDI any claim for additional Taxes or interest thereon or penalty;

31.            BDI has no indebtedness, liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise), except for those disclosed in writing to Wolfeye as of the date hereof, those described in the BDI Financial Statements at the Time of Closing, those incurred in the ordinary course of business and those incurred in connection with the transactions contemplated by this Agreement;

32.            BDI is conducting and has since incorporation conducted its business in compliance with all Applicable Laws of each jurisdiction in which they carry on business;

33.            Except as provided in this Agreement and in connection with the Financing, BDI has not incurred any liability for brokers’ or finder’s fees of any kind whatsoever with respect to this Agreement or any transaction contemplated under this Agreement;

34.            the corporate records of BDI are or will be on Closing complete and accurate in all material respects;

35.            the Information supplied for BDI for inclusion in the Filing Statement shall not, on the date the Filing Statement is filed on SEDAR and at the Closing Time, contain any statement which, at such time and in light of the circumstances under which it was made, be false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading, and if at any time prior to the Closing Time any event relating to BDI or its directors or officers should be discovered by BDI which should be set forth in a supplement to the Filing Statement, BDI shall promptly inform Wolfeye thereof in writing;

36.            except as disclosed in this Agreement, BDI has no Information or knowledge of any fact relating to the Business, the Assets or any indebtedness of BDI or the transactions contemplated hereby which might reasonably be expected to affect, materially and adversely, any of the Assets or the organization, operations, affairs, business, properties, prospects or financial condition or position of BDI; and

37.            the facts which are the subject of the representations and warranties of BDI contained in this Agreement comprise all material facts known to BDI which are material and relevant to their obligations hereunder or which might prevent any of them from meeting their obligations under this Agreement.

SCHEDULE F TO THE AGREEMENT
MADE AMONG BDI, THE BDI SHAREHOLDERS
AND WOLFEYE

Representations and Warranties of Wolfeye

Wolfeye represents, warrants and agrees as of the date hereof and at the Time of Closing that:

1.            Wolfeye is a corporation duly incorporated, validly existing and in good standing under the laws of the Province of British Columbia, and has the power, authority and capacity to enter into this Agreement and to carry out its terms and has all necessary corporate power to own the Wolfeye Interests and to conduct its business as such business is now being conducted;

2.            Wolfeye does not own or control directly or indirectly, any interest in any other corporation, association, partnership, joint venture or other business entity;

3.            Wolfeye is a “reporting issuer” in the provinces of British Columbia and Alberta and is not in material default of its continuous disclosure obligations under the securities laws of such provinces;

4.            the common shares of Wolfeye are listed for trading (the “Listing”) on the Exchange and Wolfeye is not in material default of any of the listing requirements of the Exchange;

5.            the execution and delivery of this Agreement and all other related agreements or documents, and the completion of the transactions contemplated hereby, will by the Time of Closing have been duly and validly authorized by all necessary corporate acts on the part of Wolfeye, and this Agreement constitutes a legal, valid and binding obligation of Wolfeye;

6.            the authorized share capital of Wolfeye consists of an unlimited number of common shares without par value and at the Time of Closing, the issued share capital will not exceed the number of shares described in Schedule B, all of which shares are validly issued, fully paid, and non-assessable;

7.            the rights, privileges, restrictions and conditions attached to the Wolfeye Shares are as set out in Wolfeye’s constating documents and under applicable corporate legislation;

8.            except as set out in Schedule B, there are and will be at the Time of Closing no outstanding share purchase warrants, broker options, options or other rights or other arrangements under which Wolfeye is bound or obligated to issue additional shares in its capital, share purchase warrants, broker options, options or other rights to acquire shares in its capital, and, to Wolfeye’s knowledge, none of the common shares of Wolfeye are subject to the terms of any shareholder or voting trust agreement;

9.            all disclosure documents of Wolfeye filed under the Securities Laws of the Provinces of British Columbia, including, but not limited to, financial statements, prospectuses, offering memorandums, Information circulars, material change reports and shareholder communications (the “Wolfeye Disclosure Documents”) contain no untrue statement of a material fact as at the date thereof nor do they omit to state a material fact which, at the date thereof, was required to have been stated or was necessary to prevent a statement that was made from being false or misleading in the circumstances in which it was made;

10.            neither the execution and delivery of this Agreement, nor the completion of the transactions contemplated hereby will conflict with or result in any breach of any of the terms and provisions of, or constitute a default under, the constating documents, director or shareholder minutes of Wolfeye, or any agreement or instrument or statute or law to which Wolfeye is a party or by which the Wolfeye Interests or any assets of Wolfeye are bound or any order, decree, statute, regulation, covenant or restriction applicable to Wolfeye;

11.            Wolfeye is the sole registered and beneficial owner of all of its assets;

12.            all of the assets and material transactions of Wolfeye have been properly recorded or filed in or with the books or records of Wolfeye;

13.            to the knowledge of Wolfeye, there are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of Wolfeye) pending or threatened by or against Wolfeye or affecting Wolfeye’s assets at law or in equity, or before or by any federal, provincial, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign and Wolfeye is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

14.            all Material Contracts of Wolfeye and all amendments and extensions thereof are listed in Schedule I, a true and complete copy of which has been made available to BDI. Wolfeye is not in default or breach of its obligations under any Material Contracts to which it is a party and to the knowledge of Wolfeye, there exists no state of facts which, after notice or lapse of time or both, would constitute such a default or breach, and all such Material Contracts are now in good standing and in full force and effect without amendment thereto and Wolfeye is entitled to all benefits thereunder. Further, there are no outstanding material disputes under any such contracts and, except for the Regulatory Approvals, no consents, releases, waivers or approvals are necessary under such contracts with regard to the transactions described in this Agreement;

15.            Wolfeye has filed with appropriate taxation authorities, federal, state, provincial and local, all returns, reports and declarations which are required to be filed by it and has paid all Taxes which have become due and no taxing authority is asserting or has, to the knowledge of Wolfeye threatened to assert, or has any basis for asserting against Wolfeye any claim for additional Taxes or interest thereon or penalty;

16.            the audited financial statements of Wolfeye for the year ended March 31, 2014, and the unaudited interim financial statements for the three month period ended June 30, 2015 (the “Wolfeye Financial Statements”), copies of which have been filed publicly with the British Columbia and Alberta Securities Commissions and are available on SEDAR, are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of Wolfeye for the periods then ended and the Wolfeye Financial Statements have been prepared in accordance with international financial reporting standards applied on a consistent basis;

17.            the books and records of Wolfeye disclose all material financial transactions of Wolfeye since June 30, 2015 and such transactions have been fairly and accurately recorded;

18.            there are no material liabilities of Wolfeye, whether direct, indirect, absolute, contingent or otherwise, which are not disclosed or reflected in the Wolfeye Financial Statements except those incurred in the ordinary course of business of Wolfeye since June 30, 2015 and such liabilities are recorded in the books and records of Wolfeye;

19.            since June 30, 2015 there has not been any material adverse change of any kind whatsoever to the Listing or to the financial position or condition of Wolfeye or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business, assets or Listing of Wolfeye or the right or capacity of Wolfeye to carry on its business other than as disclosed in the Wolfeye Financial Statements and the Wolfeye Disclosure Documents;

20.            to its knowledge, Wolfeye is not in material breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever;

21.            Wolfeye is conducting and has since incorporation conducted its business in compliance with all Applicable Laws of each jurisdiction in which it carries on business;

22.            except as disclosed in this Agreement, Wolfeye has not incurred any liability for broker’s or finder’s fees of any kind whatsoever with respect to this Agreement or any transaction contemplated under this Agreement, other than in connection with the Financing;

23.            the facts which are the subject of the representations and warranties of Wolfeye contained in this Agreement comprise all material facts known to Wolfeye which are material and relevant to its obligations hereunder or which might prevent it from meeting its obligations under this Agreement;

24.            the corporate records of Wolfeye are complete and accurate in all material respects;

25.            since June 30, 2015 there has not been any material adverse change of any kind whatsoever to the Listing or to the financial position or condition of Wolfeye or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business, assets or Listing of Wolfeye or the right or capacity of Wolfeye to carry on its business other than as disclosed in the Wolfeye Financial Statements and the Wolfeye Disclosure Documents; and

26.            to its knowledge, Wolfeye is not in material breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever.

SCHEDULE G TO THE AGREEMENT
MADE AMONG BDI, THE BDI SHAREHOLDERS
AND WOLFEYE

Representations and Warranties of the BDI Shareholders

The BDI Shareholders severally represent, warrant and agree as of the date hereof and at the Time of Closing that:

1.            the BDI Shareholder is and will be at the Time of Closing is the legal and beneficial owner of the BDI Shares of such BDI Shareholder as set forth in Schedule A, and there are no Encumbrances on any such securities of BDI;

2.            the BDI Shareholder has not incurred any liability for broker’s or finder’s fees of any kind whatsoever with respect to this Agreement or any transaction contemplated under this Agreement;

3.            the BDI Shareholder has the right, power, capacity and authority to enter into this Agreement and to sell such BDI Shareholder’s BDI Shares as contemplated herein. If the BDI Shareholder is not an individual, the BDI Shareholder is duly organized and validly existing under the laws of its jurisdiction of organization and has the corporate or other power to enter into this Agreement and any other agreement to which it is or is to become a party pursuant to the terms hereof and to perform its obligations hereunder and thereunder;

4.            except for Wolfeye’s rights hereunder, no person has any option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement for the purchase from the BDI Shareholder any of such BDI Shareholder’s BDI Shares, as the case may be;

5.            the execution, delivery and performance by the BDI Shareholder of this Agreement and the execution, delivery and performance by the BDI Shareholder , as the case may be, of or under any other agreements or instruments to which it is or is to become a party pursuant to the terms hereof, and the consummation of the transactions contemplated hereunder and thereunder:

6.            if the BDI Shareholder is not an individual, has been duly authorized by all necessary corporate action on the part of such BDI Shareholder; and

7.            if the BDI Shareholder is not an individual, do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a violation or a breach of, or a default under or give rise to a right of termination, amendment or cancellation or the acceleration of any obligation under: (A) any charter, by-law or trust deed instruments of the BDI Shareholder as applicable, (B) any mortgage, note, indenture contract, instrument, lease, licence or permit to which the BDI Shareholder is a party or by which the BDI Shareholder is bound or to which any property or material assets of the BDI Shareholder is subject, (C) any laws applicable to the BDI Shareholder, or (D) any judgment, decree or order binding the BDI Shareholder or its property or material assets;

G-1

8.            this Agreement has been, and each additional agreement or instrument required to be delivered pursuant to this Agreement shall be at the Time of Closing, duly authorized, executed and delivered by the BDI Shareholder and each shall be at the Time of Closing, a legal, valid and binding obligation of the BDI Shareholder enforceable against the BDI Shareholder in accordance with its terms;

9.            no consent, approval, order or authorization of, or registration or declaration with, any Governmental Authority with jurisdiction over the BDI Shareholder is required to be obtained by such BDI Shareholder in connection with the execution and delivery of this Agreement or the completion of the transactions contemplated herein, except for those consents, orders, authorizations, declarations, registrations or approvals which are contemplated by this Agreement or those consents, orders, authorizations, declarations, registrations or approvals that, if not obtained by the Closing Date, would not prevent or materially delay the completion of the acquisition or otherwise prevent such BDI Shareholder from performing its obligations under this Agreement;

10.            unless the BDI Shareholder is a U.S. Placee and has completed and delivered a U.S. Representation Letter for U.S. Placees in a form approved by Wolfeye, in its sole discretion (in which case the BDI Shareholder makes the representations, warranties and covenants therein), represents and warrants to Wolfeye that:

(a)            the offer to purchase the BDI Shareholder’s BDI Shares, as the case may be, was not made to the BDI Shareholder when either the BDI Shareholder or any beneficial purchaser for whom it is acting, if applicable, was in the United States;

(b)            the BDI Shareholder is not a U.S. Person, is not in the United States and is not purchasing the applicable Wolfeye Shares on behalf of a U.S. Person or a person in the United States;

(c)            at the time this Agreement was executed and delivered by the BDI Shareholder, the BDI Shareholder and any beneficial purchaser for whom it is acting, if applicable, were outside the United States;

(d)            if the BDI Shareholder is a corporation or entity, (A) a majority of the BDI Shareholder’s voting equity is beneficially owned by persons resident outside the United States; and (B) the BDI Shareholder’s affairs are wholly controlled and directed from outside of the United States;

(e)            the BDI Shareholder or any beneficial purchaser for whom it is acting, if applicable, has no intention to distribute either directly or indirectly any of the Wolfeye Shares in the United States, except in compliance with the U.S. Securities Act; and

(f)            the current structure of this transaction and all transactions and activities contemplated in this Agreement is not a scheme to avoid the registration requirements of the U.S. Securities Act and applicable state securities laws.

G-2

SCHEDULE H TO THE AGREEMENT
MADE AMONG BDI, THE BDI SHAREHOLDERS
AND WOLFEYE

BDI Material Contracts

1.	The License

H-1

SCHEDULE I TO THE AGREEMENT
MADE AMONG BDI, THE BDI SHAREHOLDERS
AND WOLFEYE

Wolfeye Material Contracts

1.	Consulting Agreement between Wolfeye and Daryl Rebeck dated August 1, 2015
2.	Administration Services Agreement between Wolfeye and Preakness Management Ltd. dated August 1, 2015

I-1

SCHEDULE J TO THE AGREEMENT
MADE AMONG BDI, THE BDI SHAREHOLDERS
AND WOLFEYE

Intentionally Deleted.

J-1

SCHEDULE K TO THE AGREEMENT
MADE AMONG BDI, THE BDI SHAREHOLDERS
AND WOLFEYE

BDI Intangible Property

Nil.

K-1

SCHEDULE L TO THE AGREEMENT
MADE AMONG BDI, THE BDI SHAREHOLDERS
AND WOLFEYE

Owned Equipment

Nil

L-1

SCHEDULE M TO THE AGREEMENT
MADE AMONG BDI, THE BDI SHAREHOLDERS
AND WOLFEYE

Management Incentive Milestones

N/A

M-1

SCHEDULE N TO THE AGREEMENT
MADE AMONG BDI, THE BDI SHAREHOLDERS
AND WOLFEYE

Intentionally deleted.

N-1

SCHEDULE O TO THE AGREEMENT
MADE AMONG BDI, THE BDI SHAREHOLDERS
AND WOLFEYE

List of BDI Encumbrances

Nil.

O-1

SCHEDULE P TO THE AGREEMENT
MADE AMONG BDI, THE BDI SHAREHOLDERS
AND WOLFEYE

Litigation

Nil.

P-1

SCHEDULE Q TO THE AGREEMENT
MADE AMONG BDI, THE BDI SHAREHOLDERS
AND WOLFEYE

Insurance Policies

Nil

Q-1

SCHEDULE R TO THE AGREEMENT
M MADE AMONG BDI, THE BDI SHAREHOLDERS
AND WOLFEYE

List of Employees

None.

R-1

SCHEDULE S TO THE AGREEMENT
MADE AMONG BDI, THE BDI SHAREHOLDERS
AND WOLFEYE

U.S. Representation Letter for U.S. Placees

TO:     WOLFEYE RESOURCE CORP. (“Wolfeye”)

RE:     ACQUISITION OF SECURITIES OF WOLFEYE PURSUANT TO SHARE EXCHANGE AGREEMENT (the “Securities”)

Capitalized terms not specifically defined in this certification have the meaning ascribed to them in the Share Exchange Agreement to which this Schedule is attached. In the event of a conflict between the terms of this certification and such Share Exchange Agreement, the terms of this certification shall prevail.

In addition to the covenants, representations and warranties contained in the Share Exchange Agreement to which this Schedule is attached, the undersigned (the “U.S. Placee”) covenants, represents and warrants to Wolfeye that:

(a)	It has such knowledge, skill and experience in financial, investment and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire investment. To the extent necessary, the U.S. Placee has retained, at his or her own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the Share Exchange Agreement and owning Securities.

(b)	Wolfeye has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning Wolfeye as it has considered necessary or appropriate in connection with its investment decision to acquire the Securities, including access to Wolfeye’s public filings available on the Internet at www.sedar.com, and that any answers to questions and any request for information have been complied with to the U.S. Placee’s satisfaction.

(c)	It is acquiring the Securities for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States securities laws.

(d)	The address of the U.S. Placee set out in the signature block below is the true and correct principal address of the U.S. Placee and can be relied on by Wolfeye for the purposes of state blue-sky laws and the U.S. Placee has not been formed for the specific purpose of purchasing the Securities.

(e)	It understands (i) the Securities have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States and will be “restricted securities”, as defined in Rule 144 under the U.S. Securities Act; (ii) the sale contemplated hereby is being made in reliance on an exemption from such registration requirements; and (iii) subject to certain exceptions provided under the U.S. Securities Act, the Securities may not be transferred in the United States or by or on behalf of a U.S. Person unless such Securities are registered under the U.S. Securities Act and applicable state securities laws, or unless an exemption from such registration requirements is available.

(f)	The U.S. Placee is

(i) an “accredited investor” as defined in Rule 501 of Regulation D of the U.S. Securities Act by virtue of meeting one of the following criteria set forth in Appendix 1 hereto (please hand-write your initials on the appropriate lines on Appendix A), which Appendix A forms an integral part hereof; or

(ii) is not an “accredited investor” as defined in Rule 501 of Regulation D of the U.S. Securities Act and has completed Appendix B hereto, which forms an integral part hereof.

(g)	The U.S. Placee has not purchased the Securities as a result of any form of general solicitation or general advertising (as those terms are used in Regulation D under the U.S. Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(h)	If the U.S. Placee decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such Securities directly or indirectly, unless:

(i)	the sale is to Wolfeye;

(ii)	the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(iii)	the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or “blue sky” laws; or

(iv)	the securities are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities,

and, in the case of each of (iii) and (iv) it has prior to such sale furnished to Wolfeye an opinion of counsel reasonably satisfactory to Wolfeye stating that such transaction is exempt from registration under applicable securities laws and that the legend referred to in paragraph (k) below may be removed.

(i)	It understands and agrees that the Securities may not be acquired in the United States by or on behalf of a U.S. Person or a person in the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available.

(j)	It acknowledges that it has not purchased the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities.

(k)	The certificates representing the Securities issued hereunder, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws, will bear, on the face of such certificate, the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.”

provided, that if the Securities are being sold outside the United States in compliance with the requirements of Regulation S, the legend set forth above may be removed by providing an executed declaration to the registrar and transfer agent of Wolfeye, in substantially the form set forth as Appendix C attached hereto (or in such other forms as Wolfeye may prescribe from time to time) and, if requested by Wolfeye or the transfer agent, an opinion of counsel of recognized standing in form and substance satisfactory to Wolfeye and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any Securities are being sold otherwise than in accordance with Regulation S and other than to Wolfeye, the legend may be removed by delivery to the registrar and transfer agent and Wolfeye of an opinion of counsel, of recognized standing reasonably satisfactory to Wolfeye, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(l)	It understands and agrees that there may be material tax consequences to the U.S. Placee of an acquisition, disposition or exercise of any of the Securities. Wolfeye gives no opinion and makes no representation with respect to the tax consequences to the U.S. Placee under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of such Securities; in particular, no determination has been made whether Wolfeye will be a “passive foreign investment company” within the meaning of Section 1297 of the United States Internal Revenue Code.

(m)	It consents to Wolfeye making a notation on its records or giving instructions to any transfer agent of Wolfeye in order to implement the restrictions on transfer set forth and described in this certification and the Share Exchange Agreement.

(n)	It understands that the Securities are “restricted securities” under applicable federal securities laws and that the U.S. Securities Act and the rules of the United States Securities and Exchange Commission (the “SEC”) provide in substance that the U.S. Placee may dispose of the Securities only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom, and, other than as set out herein, the U.S. Placee understands that Wolfeye has no obligation to register any of the Securities or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder). Accordingly, the U.S. Placee understands that absent registration, under the rules of the SEC, the U.S. Placee may be required to hold the Securities indefinitely or to transfer the Securities in transactions which are exempt from registration under the U.S. Securities Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in the hands of the U.S. Placee. As a consequence, the U.S. Placee understands that it must bear the economic risks of the investment in the Securities for an indefinite period of time.

(o)	It has no intention to distribute, and shall not transfer, either directly or indirectly any of the Securities to any person within the United States or to U.S. persons except pursuant to an effective registration statement under the U.S. Securities Act, or an exemption therefrom.

ONLY U.S. PURCHASERS NEED COMPLETE AND SIGN

Dated                                      2015.

X
Signature of individual (if U.S. Placee is an individual)

X
Authorized signatory (if U.S. Placee is not an individual)

Name of U.S. Placee (please print)

Address of U.S. Placee (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Appendix “A” to

U.S. Representation Letter for U.S. Placees

To be completed by U.S. Placees that are U.S. Accredited Investors

In addition to the covenants, representations and warranties contained in the Share Exchange Agreement and the Schedule to which this Appendix is attached, the undersigned (the “U.S. Placee”) covenants, represents and warrants to Wolfeye that the U.S. Placee is an “accredited investor” as defined in Rule 501 of Regulation D of the U.S. Securities Act by virtue of meeting one of the following criteria (please hand-write your initials on the appropriate lines):

1. Initials	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

2. Initials	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

3. Initials	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; or

4. Initials	An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; or

5. Initials	An investment company registered under the United States Investment Company Act of 1940; or

6. Initials	A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940; or

7. Initials	A small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; or

8. Initials	A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of US$5,000,000; or

9. Initials	An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors; or

10. Initials	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

11. Initials	An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of US$5,000,000; or

12. Initials	Any director or executive officer of Wolfeye; or

13. Initials

A natural person whose individual net worth, or joint net worth, with that person’s spouse, exceeds US$1,000,000 as determined on the following basis:

(i) the person’s primary residence shall not be included as an asset;

(ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale and purchase of securities contemplated by the accompanying Share Exchange Agreement, shall not be included as a liability (except that if the amount of such indebtedness outstanding at such time exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability; or

14. Initials	A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

15. Initials	A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act; or

16. Initials	Any entity in which all of the equity owners meet the requirements of at least one of the above categories (if this alternative is checked, you must identify each equity owner and provide statements signed by each demonstrating how each qualifies as an accredited investor).

ONLY U.S. PLACEES WHO ARE ACCREDITED INVESTORS NEED TO COMPLETE AND SIGN

Dated _______________ 2015.

X
Signature of individual (if Investor is an individual)

X
Authorized signatory (if Investor is not an individual)

Name of Investor (please print)

Address of Investor (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Appendix “B” to

U.S. Representation Letter for U.S. Placees

To be completed by U.S. Placees that are not U.S. Accredited Investors

In addition to the covenants, representations and warranties contained in the Share Exchange Agreement and the Schedule to which this Appendix is attached, the undersigned (the “U.S. Placee”) covenants, represents and warrants to Wolfeye (also referred to herein as “the Company”) that U.S. Placee understands that the Securities have not been and will not be registered under the U.S. Securities Act and that the offer and sale of the Securities to the U.S. Placee contemplated by the Share Exchange Agreement is intended to be a private offering pursuant to Section 4(a)(2) of the U.S. Securities Act.

Please complete the following questionnaire:

1.            Relationship to the Officers of Directors

Are you a relative of a director, senior officer or control person of the Company:	Yes: No:
If yes, state the name of the director, senior officer or control person of the Company
If yes, state the relationship to the director, senior officer or control person of the Company

2.            Close Friend of Officer or Director

Are you a close personal friend of a director, senior officer or control person of the Company:	Yes: No:
If yes, state the name of the director, senior officer or control person of the Company
If yes, state how long you have known the director, senior officer or control person of the Company

A close personal friend is an individual who has known the director, senior officer or control person for a sufficient period of time to be in a position to assess the capabilities and trustworthiness of the director, senior officer or control person. An individual is not a close personal friend solely because the individual is a member of the same organization, association or religious group.

3.            Close Business Associate of an Officer or Director

Are you a close business associate of a director, senior officer or control person of the Company:	Yes: No:
If yes, state the name of the director, senior officer or control person of the Company
If yes, describe your business relationship with the director, senior officer or control person of the Company

A close business associate is an individual who has had sufficient prior business dealings with the director, senior officer or control person to be in a position to assess the capabilities and trustworthiness of the director, senior officer or control person. A casual business associate or a person introduced or solicited for the purpose of purchasing securities is not a close business associate. An individual is not a close business associate solely because the individual is a client or former client. For example, an individual is not a close business associate of a registrant or former registrant solely because the individual is a client or former client of that registrant or former registrant. The relationship between the Creditor and the director, senior officer or control person must be direct. For example, the exemption is not available for a close business associate of a close business associate of a director, senior officer or control person.

4.            Income

(a)	Was your annual income for the calendar year ended December 31, 2014 over US$150,000?

Yes            No

(b)	Was your annual income for the calendar year ended December 31, 2013 over $150,000?

Yes            No

(c)	Do you anticipate that your annual income for the year ended December 31, 2015 will be over $150,000?

Yes            No

(d)	If your responses to questions 4(a) through 4(c) were “No,” please provide your annual income for the calendar years ending December 31, 2014 and December 31, 2013.

December 31, 2014: $
December 31, 2013: $

(e)	If your responses to questions 4(a) through 4(c) were “No” please provide your joint annual income with your spouse for the calendar years ending December 31, 2014 and December 31, 2013.

December 31, 2014: $
December 31, 2013: $

5.            Net Worth

(a)	Please provide your net worth (for the purposes of calculating net worth: (i) your primary residence shall not be included as an asset; (ii) indebtedness that is secured by your primary residence, up to the estimated fair market value of the primary residence at the time of the sale and purchase of securities contemplated by the accompanying Subscription Agreement, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale and purchase of securities contemplated by the accompanying Subscription Agreement exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by your primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability)

Net Worth: $

6.            Educational Background

(a)            Briefly describe educational background, relevant institutions attended, dates, degrees:

(b)	Briefly describe business involvement or employment during the past 10 years or since graduation from school, whichever period is shorter. (Specific employers need not be named. A sufficient description is needed to assist the Company in determining the extent of vocationally related experience in financial and business matters).

7.            Investment experience

(a)	Please indicate the frequency of your investment in marketable securities:

(   ) Often; (    ) Occasionally; (   ) Seldom; (   ) Never.

(b)	Please indicate the frequency of your investment in unmarketable securities;

(   ) Often; (   ) Occasionally; (   ) Seldom; (   ) Never.

ONLY U.S. PLACEES WHO ARE NOT ACCREDITED INVESTORS NEED TO COMPLETE AND SIGN

Dated _______________ 2015.

X
Signature of individual (if Investor is an individual)

X
Authorized signatory (if Investor is not an individual)

Name of Investor (please print)

Address of Investor (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Appendix “C” to

U.S. Representation Letter for U.S. Placees

Form of Declaration for Removal of Legend

TO:     WOLFEYE RESOURCE CORP. (the “Corporation”)

TO:     Registrar and transfer agent for the shares of the Corporation

The undersigned (A) acknowledges that the sale of                                         (the “Securities”) of the Corporation, represented by certificate number(s)                                          , to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not (a) an “affiliate” of the Corporation (as that term is defined in Rule 405 under the U.S. Securities Act, except any officer or director of the Company who is an affiliate solely by virtue of holding such position) (b) a “distributor” as defined in Regulation S or (c) an affiliate of a distributor; (2) the offer of such Securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another “designated offshore securities market”, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such Securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the Securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U. S. Securities Act); (5) the seller does not intend to replace such Securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated 20 .	X
Signature of individual (if Seller is an individual)

X
Authorized signatory (if Seller is not an individual)

Name of Seller (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Affirmation by Seller’s Broker-Dealer
(Required for sales pursuant to Section (B)(2)(b) above)

We have read the foregoing representations of our customer,                                                  (the “Seller”), dated                            , with regard to the sale, for such Seller’s account, of                                      (the “Securities”) of the Corporation represented by certificate number(s)                            . We have executed sales of the Securities pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), on behalf of the Seller. In that connection, we hereby represent to you as follows:

(1)	no offer to sell Securities was made to a person in the United States;

(2)	the sale of the Securities was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another “designated offshore securities market” (as defined in Rule 902(b) of Regulation S under the U.S. Securities Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3)	no “directed selling efforts” were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4)	we have done no more than execute the order or orders to sell the Securities as agent for the Seller and will receive no more than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

For purposes of these representations: “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; “directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities (including, but not be limited to, the solicitation of offers to purchase the Securities from persons in the United States); and “United States” means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Legal counsel to the Corporation shall be entitled to rely upon the representations, warranties and covenants contained herein to the same extent as if this affirmation had been addressed to them.

Name of Firm

Name of Firm

By:
Authorized Officer

Dated:	20 .

SCHEDULE T TO THE AGREEMENT
MADE AMONG BDI, THE BDI SHAREHOLDERS
AND WOLFEYE

BDI Shareholder Consent Agreement

BDI SHAREHOLDER CONSENT AGREEMENT

THIS AGREEMENT MADE EFFECTIVE AS OF                                                                                    , 2014 (the “Agreement”).

BETWEEN:

WOLFEYE RESOURCE CORP., a corporation existing under the laws of the Province of British Columbia having an office at 459 – 409 Granville Street, Vancouver, BC V6C 1T2

(“Wolfeye”)

AND:

THE BIONOMICS DIAGNOSTICS INC. SHAREHOLDERS who have executed this Agreement

(individually a “BDI Shareholder” and collectively the “BDI Shareholders”)

WHEREAS:

A.	Wolfeye, BDI and the BDI Shareholders entered into a Share Exchange Agreement dated effective November 17, 2015 and attached as Schedule A hereto (the “Share Exchange Agreement”);

B.	Pursuant to the Share Exchange Agreement the BDI Shareholders agreed to the Acquisition and further agreed to obtain the consent of the BDI Shareholders to the Acquisition (as defined therein); and

C.	The BDI Shareholder, as the case may be, has agreed to provide such consent and to be bound by the terms of the Share Exchange Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do covenant and agree each with the other as follows:

1.	Unless specifically defined herein or unless the context otherwise requires, terms used herein which are defined in the Share Exchange Agreement shall have the meanings ascribed to such terms in the Share Exchange Agreement.

2.	On the execution of this Agreement by a BDI Shareholder, as the case may be, such BDI Shareholder covenants and agrees that it shall be bound by all of the provisions of the Share Exchange Agreement as if such BDI Shareholder, as the case may be, were an original party to the Share Exchange Agreement including, without limitation, all representations, warranties and covenants of the BDI Shareholders, as the case may be, contained therein.

3.	This Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and the parties hereby agree to attorn to the non-exclusive jurisdiction of the Courts of British Columbia and not to commence any form of proceedings in any other forum.

4.	Each party acknowledges having fully read and understood this Agreement, and having either received independent legal advice, or having had the opportunity to receive independent legal advice, with respect to this Agreement. Each party is signing this Agreement voluntarily, without coercion or compulsion, and without relying upon any representations, promises or terms, except as expressly set out in this Agreement.

5.	This Agreement may be signed in counterpart and transmitted by fax or other electronic means, and each copy so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the day and year first above written.

WOLFEYE RESOURCE CORP.

Per:
Authorized Signatory

AND THE FOLLOWING BIONOMICS DIAGNOSTICS INC. SHAREHOLDER:

Name:

Number of Shares:

Address:

Signed:	Witness:

Date:

SCHEDULE A TO THE CONSENT AGREEMENT
MADE BETWEEN THE BDI SHAREHOLDER
AND WOLFEYE

Share Exchange Agreement